EXHIBIT 99.2

                           LETTERHEAD OF GENEMAX CORP.




                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


     In connection with the Quarterly Report on Form 10-QSB for the nine-month period ended September 30, 2002 of GeneMax Corp. a Nevada corporation (the "Company"), as filed with the Securities and Exchange Commission on the date hereof (the "Quarterly Report"), I, Grant Atkins, a director of the Company certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     1.   I, Grant Atkins, have read the Quarterly Report;

     2. to the best of my knowledge, the Quarterly Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended;

     3. to the best of my knowledge, the information in the Quarterly Report is true in all important respects as of the nine-month period ended September 30, 2002;

     4. the information contained in this Quarterly Report fairly presents, in all material respects, the financial condition and results of operation of the Company; and

     5. the Quarterly Report contains all information about the Company of which I am aware that I believe is important to a reasonable investor as of the nine-month period ended September 30, 2002.


                                              /s/ Grant Atkins
                                              ----------------------------------

                                              November 13, 2002